UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

M.D.C. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0622967

(State of incorporation or organization)	(IRS Employer Identification No.)

3600 South Yosemite Street, Suite 900 Denver, Colorado	80237

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Medium Term Senior Notes (Fixed Rate Notes) due 10 years from the Original Issue Date	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-117319

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURES
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of the Debt Securities” relating to the Registrant’s debt securities in the prospectus included in the Registrant’s Amendment No. 2 (filed with the Securities and Exchange Commission on September 1, 2004) to the Registration Statement on Form S-3 (Registration No. 333-117319) filed with the Securities and Exchange Commission on July 12, 2004, the descriptions under the “Description of Notes” in the Registrant’s prospectus supplement dated October 6, 2004, filed with the Securities and Exchange Commission on October 6, 2004 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and the terms relating to the Registrant’s Medium Term Senior Notes (Fixed Rate Notes) Due 10 Years from the Original Issue Date (the “Notes”) set forth in the Registrant’s Pricing Supplement No. 1 dated December 6, 2004, filed with the Securities and Exchange Commission on December 8, 2004 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Notes, are hereby incorporated by reference.

Item 2. Exhibits

Exhibit 1	Form of Amendment to the Certificate of Incorporation of M.D.C. Holdings, Inc. (hereinafter sometimes referred to as “MDC”, the “Company” or the “Registrant”) regarding director liability, filed with the Delaware Secretary of State on July 1, 1987 (incorporated by reference to Exhibit 3.1(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 2	Form of Certificate of Incorporation of MDC, as amended (incorporated by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Form of Bylaws of MDC, as amended (incorporated by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 5	Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 2 to Form S-3 Registration Statement (File No. 333-117319) filed on September 1, 2004).*

Exhibit 6	Supplemental Indenture, dated as of October 6, 2004, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated October 6, 2004).*

* Incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

M.D.C. HOLDINGS, INC.
By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary

Date: December 13, 2004

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EXHIBIT INDEX

Exhibit 1	Form of Amendment to the Certificate of Incorporation of M.D.C. Holdings, Inc. (hereinafter sometimes referred to as “MDC”, the “Company” or the “Registrant”) regarding director liability, filed with the Delaware Secretary of State on July 1, 1987 (incorporated by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 2	Form of Certificate of Incorporation of MDC, as amended (incorporated by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Form of Bylaws of MDC, as amended (incorporated by reference to Exhibit 3.1(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 5	Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 2 to Form S-3 Registration Statement (File No. 333-117319) filed on September 1, 2004).*

Exhibit 6	Supplemental Indenture, dated as of October 6, 2004, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated October 6, 2004).*

*	Incorporated herein by reference.

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